QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2001

BURNHAM PACIFIC PROPERTIES, INC.
(Exact name of Registrant as specified in charter)

Maryland	1-9524	33-0204126
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

110 West A Street, Suite 900, San Diego, California 92101-3711
(Address of principal executive offices) (Zip Code)

(619) 652-4700
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.  Other Events.

    On November 19, 2001, Burnham Pacific Properties, Inc. (the "Company") announced that its agreement to sell eighteen properties to Pacific Retail, L.P. has been amended. A copy of the press release announcing this amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired.

      Not applicable.

  (b)
  Pro Forma Financial Information.

      Not applicable.

  (c)
  Exhibits.
    99.1
    Press Release announcing the amendment of the Company's agreement with Pacific Retail, L.P., dated November 19, 2001.

2

SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

BURNHAM PACIFIC PROPERTIES, INC.
Dated: November 28, 2001	By:	/s/ DANIEL B. PLATT
	Name:	Daniel B. Platt
	Title:	Chief Financial Officer

3

QuickLinks

SIGNATURES